EXHIBIT 1

         On December 24, 2003, Shannon River Partners, LP, Shannon River Partners II, LP, Shannon River Fund Management Co LLC, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. jointly filed a Statement of Beneficial Ownership on
Schedule 13G, as amended by Amendment No. 1, filed on February 12, 2004 (the "Schedule 13G") with respect to the issuer's common stock, par value $.01 per share (the "Common Stock"), reflecting Shannon River Fund Management Co LLC's relationship as Portfolio Manager with respect to the shares of Common Stock beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. As of January 1, 2005, Shannon River Fund Management Co LLC ceased serving as Portfolio Manager with respect to the shares of Common Stock beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. Therefore, all further filings, if any, required to be made by Shannon River Fund Management Co LLC and its affiliated entities with respect to the securities reported on the Schedule 13G will be made separately from all such filings required, if any, by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. .